                            EXPLORATION  AGREEMENT


                                    BETWEEN

                           ZYDECO EXPLORATION, INC.

                                      AND

                                FX ENERGY, INC.

                                     DATED

                                 APRIL 4, 1996





                             EXPLORATION AGREEMENT

                                 INDEX


1.   USE OF THE SEISMIC FUNDS.............................................. 2

2.   SEISMIC FUNDS......................................................... 3

3.   EXCESS SEISMIC COSTS DUE TO TURNKEY CONTRACTS......................... 4

4.   DAMAGES TO THE STATE OF LOUISIANA UNDER THE EXCLUSIVE SEISMIC PERMIT.. 4

5.   DISCONTINUANCE OF SEISMIC FUND PAYMENTS............................... 4

6.   PROSPECTS............................................................. 6

7.   PROSPECT DEVELOPMENT.................................................. 6

9.   PROSPECT TEST WELL.................................................... 8

10.  NON-PROPOSING PARTY'S ELECTION TO PARTICIPATE......................... 8

11.  ZEI'S OBLIGATIONS..................................................... 9

12.  ACCOUNTING OF SEISMIC FUNDS........................................... 9

13.  RECORD TITLE..........................................................10

14.  AREA OF MUTUAL INTEREST...............................................10

15.  SEISMIC DATA..........................................................11

16.  GENERAL PROVISIONS....................................................12

                                 EXPLORATION AGREEMENT


     This Exploration Agreement is made and entered into this 4th day of April, 1996, by and between Zydeco Exploration, Inc. ("ZEI") and FX Energy, Inc. ("FX").

                                 W I T N E S S E T H :

     WHEREAS, ZEI has considerable expertise in exploration and production activities in the formerly seismically-blind trends of southern Louisiana; and

     WHEREAS, ZEI utilizes advanced seismic imaging and comprehensive well log analysis and integration to identify new drilling opportunities in an attempt to minimize the risk in each of the prospects so identified; and

     WHEREAS, FX desires to acquire and explore for oil and gas reserves in the on- and off-shore area of coastal Louisiana; and

     WHEREAS, FX and ZEI desire to work together to generate, develop, and exploit oil and gas exploration prospects in the coastal Louisiana area; and

     WHEREAS, the parties desire to establish an area of mutual interest within which to develop exploration and drilling prospects to be shared by them; and

     WHEREAS, the parties desire to delegate to ZEI the responsibility of managing the acquisition of seismic options and/or permits, managing the acquisition, processing, and reprocessing of seismic data, identifying potential prospects, acquiring leases and farmouts, interpreting geological and geophysical data, making drilling recommendations, and managing the exploration process, including selecting and monitoring a production operator, or alternately, acting itself as production operator; and

     WHEREAS, ZEI will contribute to the exploration program for costs a State of Louisiana exclusive seismic survey permit obtained at the State of Louisiana tender on February 14, 1996 (the "Exclusive Seismic Permit"), a copy of which is attached hereto as Exhibit "A," and all overhead costs associated with the development and interpretation of drillable prospects except for the costs of processing and re-processing seismic data and well logs; and

     WHEREAS, FX will pay 100% of Seismic Costs, as hereafter defined, up to $13,500,000 and 50% of Seismic Costs thereafter; and

     WHEREAS, the parties memorialize their undertakings pursuant to the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual and dependent covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   USE OF THE SEISMIC FUNDS
     ------------------------


          ZEI shall obtain seismic data (the "Program Data") covering the lands depicted on Exhibit "B" and modified by Exhibit "B-1" (the "Initial Prospect Lands") using funds ("Seismic Funds") contributed by FX, subject to the understanding that should Seismic Costs, as defined herein, exceed $13,500,000 (the "Target Costs"), ZEI and FX shall jointly bear all Seismic Costs in excess of Target Costs. The Seismic Funds shall be advanced by FX according to the schedule described in Section 2.

     The Seismic Funds shall be applied by ZEI as follows:

     a. To ZEI as reimbursement for the expenses, including bonus, incurred to date in acquisition of the Exclusive Seismic Permit; then

     b. toward costs incurred by ZEI in acquiring and processing Program Data, including:

          i. acquisition of proprietary seismic data, including, without limitation, the seismic data required under the Exclusive Seismic Permit, including quality control expenses and feasibility tests prior to commencement of acquisition of seismic data;

          ii.  obtaining permits to acquire seismic data;

          iii. payments for options to obtain seismic data, and out of pocket costs incident thereto, including the state permit for 51,350 acres, (to the extent such permit is not reimbursed under the other provisions hereof);

          iv.  seismic processing and reprocessing costs;

          v.   licensing of seismic data owned by third parties;

          vi. third party legal and professional expenses relating to the Exclusive Seismic Permit, or the acquisition or processing of Program Data;

          vii.  weather insurance, as applicable for non-turnkey agreements;

          viii.  turnkey contracts;

          ix. damages paid by ZEI to landowners for damages to lands or possessions;

          x. the cost of legal defense, judgments, and settlements relating to any claim or cause of action brought by a land or mineral owner relating to or arising out of the acquisition of seismic data hereunder;

          xi. the cost of transmission or transportation of data from field to office and insurance costs associated therewith;

          xii. any other third party expense reasonably incurred by ZEI in connection with the items enumerated under this Section.

     c. toward costs incurred by ZEI in acquiring permits, options to lease lands within the AMI, and leases of lands within the AMI when necessary including:

          i.   bonus and other payments made to parties for such options;

          ii. out-of-pocket costs incurred by ZEI in obtaining such options, e.g., landman costs, broker expenses, abstract charges, etc.;

          iii. third party legal, accounting, and professional expenses incurred in obtaining such options, both in examination of title and in negotiating options;

          iv. any other third party expense reasonably incurred by ZEI in connection with the items enumerated under this Section.

     The term "Seismic Costs" shall include all items referred to in this
     Section 1.

2.   SEISMIC FUNDS
     -------------


          FX shall pay the Seismic Funds to ZEI for deposit in the segregated account described in Section 12.a on the following schedule.


        DATE          AMOUNT
        ----          ------

     1996-05-15    $3,000,000.00

     1996-06-30     1,000,000.00

     1996-07-30     1,000,000.00

     1996-08-30     1,000,000.00



     1996-09-30     2,000,000.00

     1996-10-30     1,000,000.00

     1996-11-30     1,000,000.00

     1996-12-30     1,000,000.00

     1997-01-30     1,000,000.00

     1997-02-28     1,500,000.00

     Should FX fail to make the initial advance by May 15, 1996, this agreement shall terminate and be of no further force or effect.

3.   EXCESS SEISMIC COSTS DUE TO TURNKEY CONTRACTS
     ---------------------------------------------


          The parties anticipate that ZEI may enter into one or more turnkey contracts. The parties estimate that the premium required for turnkey contracts may bring total Seismic Costs to $15,000,000. Should turnkey costs cause Seismic Costs to exceed the Target Costs, the parties agree:

     (i) In lieu of FX bearing 100% of Seismic Costs up to $13,500,000, FX shall bear 100% of Seismic Costs up to $13,000,000.

     (ii) FX and ZEI shall bear Seismic Costs between $13,000,000 and $15,000,000 equally; and

     (iii)Any Seismic Costs in excess of $15,000,000 shall be borne equally.

4.   DAMAGES TO THE STATE OF LOUISIANA UNDER THE EXCLUSIVE SEISMIC PERMIT
     --------------------------------------------------------------------


          The Exclusive Seismic Permit requires the payment of liquidated and other damages in certain situations. Should such be required, the parties agree that such damages shall be borne equally by FX and ZEI.

5.   DISCONTINUANCE OF SEISMIC FUND PAYMENTS
     ---------------------------------------


          a.  Should FX fail to make a Seismic Fund payment within thirty days of the date due (a "Discontinuance"),
                                           the parties shall proceed as follows:

          i. The obligation of FX to make additional Seismic Fund payments shall terminate, as well as the right of FX to make such payments.

          ii. ZEI shall, individually, or with the cooperation or assistance of one or more companies, complete acquiring or processing Program Data; provided however, it shall incur no liability to FX for failing to do so.

          iii. At such time as ZEI acquires an interest in a lease covering a portion of the Initial Prospect Lands (which may be acquired by direct lease, assignment from an existing lease, or acquiring a farmout), ZEI shall determine the aggregate amount of Seismic Costs incurred to that date.

          iv. FX shall be entitled to a prospect ownership interest (the "FX Prospect Interest") which, expressed as a percentage, is equal to the Seismic Funds FX paid divided by twice the total Seismic Funds expended. Thus a contribution of $3.0 of Seismic Funds by FX when total Seismic Costs were $12.0 million entitle FX to a FX Prospect Interest equal to 12.5%.

     b. Where ZEI itself, following a Discontinuance, contributes funds that otherwise would be provided by FX under the terms hereof, ZEI shall be entitled to receive back such funds, together with interest thereon at the prime interest rate, from revenues attributable to the FX Prospect Interest (including, without limitation, any working interest or overriding royalty interest revenues from production or front end proceeds attributable to such interest when owned by FX under the applicable operating agreement or proceeds from the sale or license of seismic data).

     c. Subject to the provision immediately below, if a Discontinuance occurs, and ZEI does not itself fund the deficient Seismic Costs, ZEI may sell, trade, farm-out, lease, sublease or otherwise trade (collectively, a "Trade") the aggregate (i.e., both that of ZEI and
          FX) prospect interests to any party on arms' length terms. For this purpose the aggregate prospect interests includes all seismic data acquired hereunder, and revenues from a Trade include seismic data sale or license proceeds. Any revenues accruing from a Trade shall be applied toward the cost of completing the project contemplated hereunder.
     .
     d. Should ZEI do a Trade and FX have funded $8,000,000 or more prior to the Discontinuance, then the parties shall treat FX as having earned a vested prospect ownership interest of 25%, which shall be treated under the applicable operating agreement and not subject to any Trade, and any revenues from a Trade, which would in this instance cover a 75% prospect ownership interest, shall be shared 33 1/3% by FX and 66 2/3% by ZEI.

6.   PROSPECTS
     ---------


          As used herein, "prospect" shall mean a block of acreage suitable for exploration, including leasehold, operating, nonoperating, mineral and royalty interests, licenses, permits, and contract rights relating thereto.

     Upon acquisition of the Program Data, ZEI shall evaluate such data for prospects. Prospects found during the initial review of such seismic data are hereinafter referred to as the "Prospects."

7.   PROSPECT DEVELOPMENT
     --------------------


          a.   Prospect Preparation

          ZEI will prepare the Prospects for evaluation, which shall include, among other things, the following:

          i. examination of land and lease titles to determine lands and leases available for lease or farmout;

          ii. leasing of lands within the Prospect perimeters, and, where such lands are under lease, acquiring farmouts;

          iii.  geological and geophysical interpretation;

          iv.  mapping; and

          v.   permitting.

     b.   Operating Agreement for Prospects

          Each Prospect will be drilled and operated under an operating agreement in the form of that attached hereto as Exhibit "C" (the "Default Operating Agreement"). Each such operating agreement shall cover the Prospect Lands for the applicable Prospect. The parties acknowledge that for one or more of the Prospects, third parties may participate in the drilling of wells. Such parties may request changes in the applicable operating agreement. ZEI and FX agree to negotiate changes as may be requested in good faith. On one or more Prospects, ZEI may itself not wish to act as operator. In such event ZEI may designate a qualified third party to act as operator of the Prospect.

          In the event of any inconsistency or conflict between the terms and provisions of this Agreement and of the operating agreement covering any Prospect or other prospect developed hereunder, the terms and provisions of this Agreement shall prevail.

     c.   Notice to FX of Completion of Prospect Assembly and Development

          ZEI will notify FX when a Prospect's assembly and development is
     complete.   Subject to any applicable restrictions imposed in
     confidentiality agreements or license agreements, ZEI will make available to FX in ZEI's office all seismic materials, maps, geological reports leases, farmout agreements or other materials in its possession reasonably relevant to a decision to participate in the drilling of the Prospect test well and prospect. ZEI shall give FX access to ZEI's 3D work stations during normal business hours as necessary or appropriate to allow FX to evaluate 3D seismic data relevant to the prospect.

8.   PROSPECT EXPENSES
     -----------------


          a. Program expenses ("Prospect Expenses") are to be borne equally by ZEI and FX and include the following costs of preparing the Prospects for evaluation, development, and drilling:

          i. lease bonuses and brokerage for additional leases wholly or partly within the Prospect Lands;

          ii. delay or shut in rental payments on leases or interests acquired hereunder;

          iii. third party legal and professional expenses relating to the acquisition or maintenance of leases or farmouts;

          iv. any other third party expense reasonably incurred by ZEI in connection with the items enumerated under this Section or in
               Section 7;

          v.   engineering costs

          provided, however, if FX fails to pay the full amount of the Target Costs, FX shall bear a percentage of the Prospect Expenses equal to its FX Prospect Interest. FX shall have the opportunity to participate for a working interest in Prospect leases and farmouts equal to its FX Prospect Interest.

     b. Should FX fail to pay Prospect Expenses within thirty days of receipt of a billing therefor, and ZEI demand payment of such Prospect Expenses by written demand delivered by certified mail, return receipt requested, and FX not pay the delinquent Prospect Expenses within fifteen (15) days of receipt of the certified mail demand; then

          i.   FX shall have no liability for such Prospect Expenses;

          ii. FX shall be deemed to have declined to participate in the Prospect in question; and

          iii. FX shall promptly, upon request, quitclaim to ZEI any interest it has or might have in the Prospect in question.

9.   PROSPECT TEST WELL
     ------------------


          For a period of ninety days following ZEI's delivery of the notice provided in Section 7.c advising that a Prospect's assembly and development is complete, ZEI shall have the exclusive right to propose a well. Thereafter, either party may propose a well. The proposing party shall include the following information with its notice:

     a. the spud date scheduled for the initial test well on the Prospect, which shall not be less than 90 days from the date of notice (subject to rig availability) unless a farmout requirement or lease termination necessitates a shorter period;

     b.   the target formation;

     c.   an AFE for the test well, with dry hole and completion costs shown;

     d. whether the well is recommended to be drilled on a turnkey, daywork, or footage basis;

     e.   an estimated economic evaluation of the Prospect; and

     f. the Default Operating Agreement for signature, revised to include the legal description of the Prospect in question.

10.  NON-PROPOSING PARTY'S ELECTION TO PARTICIPATE
     ---------------------------------------------

          Within 30 days of its receipt of the notice described in Section 9 above, the non-proposing party shall advise the proposing party of the working interest, if any, with which the non-proposing party will either take itself or sell to a third party. If the aggregate working interest for which the non-proposing party will either itself participate or sell to a third party is less than the working interest owned by the non-proposing party, the non-proposing party shall assign the balance of its working interest to proposing party or its designee. Such assignment shall be in the form of that attached hereto as Exhibit "D" (the "Assignment"). As provided in the Assignment, the non-proposing party will reserve a 2% of 8/8ths overriding royalty until payout, as therein defined, together with an option to convert said overriding royalty interest to a 20% of 8/8ths working interest at payout, both the overriding royalty and working interest to be proportionately reduced to reflect the working interest assigned.

     Any consideration received by a party for the sale or farming out of a portion of its working interest shall be solely for such party's account.

     Should a non-proposing party fail to assign its excess interest under the Assignment prior to ten days before the scheduled spud date, the excess interest will be drilled subject to the non-consent provisions of the Default Operating Agreement, which provides for a forfeiture of interest on Exploratory Operations, as defined therein.

11.  ZEI'S OBLIGATIONS
     -----------------


          Without further consideration, ZEI shall undertake the following:

     a. to provide all management and administration necessary to prepare the Prospects for drilling, as more fully described under Section 7.a;

     b. all bonding requirements necessary to maintain leases acquired pursuant hereto;

     c.   geophysical and geological evaluations of the Prospects; and

     d.   estimated economic evaluations of the Prospects.

     Notwithstanding the foregoing, FX shall reimburse ZEI for one-half the cost of bonding a Lease at the time ZEI delivers an assignment of an interest in the Lease to FX.

     ZEI shall have the sole authority to determine the specifications of acquiring, processing, and reprocessing seismic data and well logs. Further, ZEI has the option of performing all or partial sequencing of the seismic data or well log processing utilizing its own facilities.

12.  ACCOUNTING OF SEISMIC FUNDS
     ---------------------------


          a.   Segregated Account

          For ease of accounting, ZEI shall segregate the Seismic Funds into a separate account (the "Seismic Fund Account"). Such account shall be styled to put third parties on notice that the funds are held for the joint account of FX and ZEI. Except where impractical, all Seismic Costs shall be withdrawn directly from the Seismic Fund Account.

     b.   Accounting

          Not less than 45 days after the end of each calendar quarter, ZEI shall give FX a detailed accounting of all funds withdrawn from the Seismic Fund Account. ZEI shall furnish documentation supporting Seismic Fund expenditures to FX upon request.

     c.   Right to Audit

          FX shall have such rights of audit as are available to a non-operator under the Default Operating Agreement.

     d.   Internally Generated Statements

          Prior to the end of each month ZEI shall forward to FX internally prepared statements for the prior month showing revenues and expenses charged to the Seismic Fund Account.

     e.   Joint Signature Account

          Should the timing of Seismic Costs and payment of the Seismic Funds be such that the Seismic Fund Account would have in excess of $2,000,000 at one time, ZEI and FX shall jointly deposit the excess funds (i.e., those over $2,000,000) into a joint signature account.

13.  RECORD TITLE
     ------------


          a. ZEI shall obtain title to leases acquired pursuant hereto (the "Leases"). ZEI shall assign to FX its leasehold interest in a Lease utilizing the form of assignment provided herein. Such assignment shall be delivered after FX has paid all Prospect Expenses billed to it hereunder and:

          i.   a well is ready for drilling; or

          ii. front end costs have been paid to ZEI by a third party working interest owner, or

          iii.  a farmout of the prospect has been signed.

     b. Each of ZEI and FX agree not to pledge, mortgage, or hypothecate any Lease without the consent of the other prior to the time a well is spudded on such Lease or a unit containing such Lease. Each of ZEI and FX further agree not to pledge, mortgage or hypothecate any seismic data obtained hereunder.

14.  AREA OF MUTUAL INTEREST
     -----------------------

          The parties hereby designate an Area of Mutual Interest ("AMI"). The AMI shall encompass the Initial Prospect Lands. Should ZEI acquire as a Seismic Cost data covering lands outside the Initial Prospect Lands, the AMI shall be deemed enlarged to cover all lands covered by such seismic data. Any interest taken by either party after May 16, 1996 and prior to May 15, 2001 in an oil and gas lease, exploration option, operating agreement, farm-in, deed coupled with mineral interest, or any similar agreement which creates or effects an interest in hydrocarbons in lands within the AMI (an "Interest"), or acquisition of a contractual right to acquire an Interest, shall be deemed taken for development under this agreement. The party acquiring an Interest shall, within thirty (30) days of the time of such acquisition, notify, in writing, the non-acquiring party. The notice shall describe the interest and set forth the terms of such acquisition, the consideration paid, any other acquisition costs, and other obligations assumed. The non-acquiring party will then have the right, within thirty (30) days of the receipt of such notice, to elect in writing to receive an assignment of one half (or, if smaller, its working interest ownership determined by the FX Prospect Interest, as applicable) of each such acquired Interest and the obligations connected therewith. If the non-acquiring party elects to take such an assignment, the non-acquiring party shall tender to the acquiring party, at the time it gives notice of its election, its share of the consideration and acquisition costs actually paid by the acquiring party, and in consideration thereof, shall receive an assignment of its share of the Interest with covenants of special warranty. The failure to make such election and to tender its share of the consideration and costs within such thirty (30) day period shall constitute a waiver of the non-acquiring party's right to receive such an interest. During such thirty (30) day notice period, the non-acquiring party shall have the right to inspect all leases, documents, title information, and contracts reflecting the interest to be acquired.

15.  SEISMIC DATA
     ------------


          a.   Licensed Data

          When licensing data for use in evaluation of the Prospects, ZEI shall endeavor to secure a joint license which would allow FX and ZEI to use the licensed data independently. However, if a joint license can be obtained only by the payment of an additional premium, ZEI shall license such data with only itself as the licensee.

     b.   Marketing of Proprietary Data

          ZEI will acquire proprietary seismic data in its prospect development program. Absent the agreement of both parties, such data shall not be marketed to third parties. FX shall own an interest in such seismic data equal to the FX Prospect Interest and ZEI the own the remaining interest in such data.

          Notwithstanding the ownership in the seismic data described above, if FX funds the entire seismic acquisition program contemplated hereunder, then until such time, if any, as proceeds from the sale or license of proprietary seismic data equal Seismic Funds advanced by FX, FX shall receive all proceeds from any license or sale of proprietary seismic data. After such proceeds equal the Seismic Funds advanced by FX, any further proceeds shall be shared equally by ZEI and FX.
16.  GENERAL PROVISIONS
     ------------------


          a.   Additional Documents

          The parties agree to execute such further documents as may be necessary or appropriate to more fully reflect the agreements and understandings reflected herein.

     b.   Amendment.

          This Agreement may be amended only by an instrument signed by the party against whom such amendment is sought to be enforced.

     c.   Arbitration.

          Subject to any restriction imposed by law on agreements for compulsory arbitration, the parties agree that any controversy or dispute arising out of, in connection with, or related to this Agreement, any provision or breach thereof, or any transaction contemplated hereby shall be submitted to and settled by binding and conclusive arbitration before a panel of three (3) arbitrators in Houston, Texas in accordance with the applicable rules of the American Arbitration Association (or any other form of arbitration agreed to by the parties) then in effect; provided, however, that only actual damages and attorney fees of the prevailing party reasonably incurred in connection with the arbitration proceeding shall be awarded in connection therewith. Judgment on any award rendered pursuant to any such arbitration proceeding may be entered in any court, Federal or state, having jurisdiction thereof, and the parties shall be deemed to have waived their right to any form of appeal of such award to the extent permitted by law.

     d.   Assignment

          This agreement may be assigned in whole or part by FX with the approval of ZEI, which approval shall not be unreasonably denied.

     e.   Successors and Assigns.

          Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     f.   Consequential Damages.

          Neither party hereto shall be liable to the other for special, indirect, consequential or incidental damages resulting from or arising out of this Agreement or the obligations contemplated hereunder, including, but not limited to, loss of production, loss of anticipated profits or business interruptions, however same may be caused.

     g.   Contractual Liabilities

          Should ZEI incur a contractual liability to a third party in performing its undertakings hereunder, such contractual liability shall be treated as a Prospect Expense. Should ZEI incur a tort liability to a third party in performing its undertakings hereunder, and such liability be a result of gross negligence or willful malfeasance, such liability, and all attorneys fees and expenses relating thereto, shall be solely for ZEI's account. Should ZEI incur a tort liability to a third party in performing its undertakings hereunder, and such liability not be a result of gross negligence or willful malfeasance, such liability, and all attorneys fees and expenses relating thereto, shall be borne equally by FX (or its assigns) and ZEI.

     h.   Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     i.   WAIVER OF CONSUMER RIGHTS
          -------------------------
               (Texas Deceptive Trade Practices Act)

    It is the belief of the parties that this agreement is exempt from the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act (the "Act"). Should, however, the Act be construed to not exempt this transaction, the following waiver shall apply. For the purpose of the following waiver, ZEI is deemed the Seller and FX the Purchaser:

    PURCHASER REPRESENTS AND STIPULATES TO SELLER THAT:

    (I) THE PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION;

    (II) THE PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN SEEKING OR ACQUIRING THE GOODS OR SERVICES WHICH IT ACQUIRES UNDER THIS AGREEMENT; AND

    (III) CONSUMER'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY SELLER OF AN AGENT OF THE SELLER.

    (IV) I (THE PURCHASER) WAIVE MY RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF MY OWN SELECTION, I VOLUNTARILY CONSENT TO THIS WAIVER."

    j.    Due Authorization.

    Each party hereto represents that the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary corporate action.

    k.    Entire Agreement.

    This Agreement, including the schedules and exhibits hereto constitutes the entire Agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereto.

    l.    Force Majeure

    In the event that any party is rendered unable, in whole or in part, by force majeure to carry out its obligations under this Agreement (other than the obligation to make payments of money due), upon such party giving notice and reasonably full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the cause relied upon, the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; and the cause of the force majeure as far as possible shall be remedied with all reasonable dispatch. The term "force majeure" as employed herein shall mean an act of God, strike, lockout or other industrial disturbance, war, blockade, riot, lightning, fire, storm, flood, explosion, governmental restraint and any other cause whether of the kind herein enumerated, or otherwise, not reasonably within the control of the party claiming suspension. The settlement of strikes, lockouts and other labor difficulties shall be entirely within the discretion of the party having the difficulty. The above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of labor difficulties by acceding to the demands of opponents therein when such course is inadvisable in the discretion of the party having the difficulty.

    m.    Governing Law

    Except as otherwise required by mandatory provisions of applicable law, this Agreement shall be governed by and construed in accordance with the laws of

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

    the State of Texas, without reference to principles of conflicts of law.

    n.    Headings.

    Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    o.    Relationship of the parties

    The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties in any way. Neither party nor its employees has the authority to bind or commit the other party in any way or to incur any obligation on its behalf.

    p.  Notices

    Any notice or report herein required or permitted to be given shall be addressed to the parties as follows:

               If to FX:

               FX Energy, Inc.
               237 Park Avenue, Suite 2100
               New York, NY 10017

               Tel:  212 551 3550
               Fax:  212 490 0131

               If to ZEI:

               Zydeco Exploration, Inc.
               Suite 1160
               333 North Sam Houston Parkway East
               Houston, Texas 77060-2403

               Tel:  713 820 2481
               Fax:  713 820 6054

    Any notice required to be given hereunder shall be sufficient if in writing, and sent by nationally recognized overnight courier service, hand delivery, telecopy or registered mail (return receipt requested and first-class postage prepaid), addressed to the address first set forth above for each party (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date sent.

    q.    Performance Standards

    In performing their duties or exercising their rights hereunder, one party shall be liable to the other only for gross negligence or willful malfeasance. It is not the intent that either party have a fiduciary obligation to the other, any such obligation being expressly waived and disclaimed.

    r.    Severability

    If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

    s.    Statute of limitations.

    No action arising under this Agreement may be brought at any time more than thirty six (36) months after discovery or acquisition of knowledge of the facts upon which the cause of action is based occurred.

    t.    Tax Matters

    As to all operations hereunder, the parties hereto shall be subject to and shall comply and abide with the tax election provisions set out in Exhibit "E" attached hereto and made a part hereof for all purposes.

    u.    Third Party Beneficiary.

    This Agreement is not intended to benefit or to create any obligations to, or rights in respect of, any persons other than the parties hereto, and their respective legal representatives, heirs or estates.

    v.  Time

    Time is of the essence in all matters pertaining to this Agreement.

    w.  Titles

    The parties acknowledge that the determination of adequate or marketable title to Louisiana lands and leases is, to a great extent, subjective. As to any option, permit, or land or lease acquired hereunder, ZEI shall make all title materials in its possession available to FX upon request. ZEI makes no warranty or representation that the title of any party granting any option, permit, land or lease hereunder is adequate, good, or marketable. Further, ZEI shall have no liability to FX of any nature upon the total or partial failure of title to any option, permit, land or lease acquired hereunder.

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

    IN WITNESS WHEREOF, this Exploration Agreement is executed as of the date first above written.

                              ZYDECO EXPLORATION, INC.


                              By:  /s/ Sam B. Myers, Jr.
                                  -----------------------------------
                                  Sam Myers, President


                              FX ENERGY, INC.

                                   /s/ William D. Forster
                              By:  William D. Forster
                              Its: President_________________________


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